UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2018

Inbit Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-209497	35-2517466
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

L902, Level 9, Brem Mall, Jalan Jambu Mawar, Off Jalan Kepong, 52000 Kuala Lumpur, Malaysia

(Address of principal executive offices (zip code))

+(603) 6257 0088

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 1.01 Enter into a Material Definitive Agreement.

On June 13, 2018 (the “Effective Date”), Inbit Corp (“INBT”) entered into a Distribution Agreement with IRBN Sdn Bhd, a Malaysia company (“IRBN”), pursuant to which IRBN granted INBT a non-exclusive right to distribute products of IRBN in the United States and other countries in North America for a period of two years from Effective Date and an option to renew for further terms thereafter subject to terms and conditions to be agreed upon by both parties.

ITEM 5.06 Change in Shell Company Status.

We have determined that we are no longer a shell company, as that term is defined in regulations promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934, notwithstanding disclosures to the contrary in our quarterly report for the three months ended March 31, 2018. We now believe that we should have contested or resisted the suggestion that such disclosure was either appropriate or required.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Executed Distribution Agreement with between IRBN Sdn Bhd and Inbit Corp., dated June 13, 2018

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INBIT CORP.

Date: June 13, 2018		/s/ Tan Chee Hong
	By:	Tan Chee Hong, Chief Executive Officer